1995 STOCK OPTION PLAN
                                       OF
                               S & D FOODS. INC.,
--------------------------------------------------------------------------------
                            a California corporation


I. PURPOSE.
   -------

     The purpose of this 1995 Stock Option Plan (the "Plan") of S & D FOODS, INC., a California corporation (the "Company") is to encourage ownership in the Company by one or more key employees whose long-term employment is considered essential to the Company's continued progress and thus to provide such employee or employees with a further incentive to continue in the employ of the Company. The purpose of the Plan is to be carried out by issuing stock options ("Options") pursuant to the Plan. The purpose of the Plan is to be carried out by issuing incentive stock options and nonqualified options pursuant to the Plan (hereinafter referred to as "Options") to one or more key employees of the Company. It is intended that to the maximum extent permissible under the Plan, Options shall constitute incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code (the "Code") and that to the extent not so permissible, such Options shall not constitute Incentive Stock Options ("Nonqualified Stock Options"). For purposes of the Plan, all references to a subsidiary or subsidiaries shall include only wholly-owned subsidiaries of the Company.


II. ADMINISTRATION
    ---------------

     1. Stock Option Committee.
        -----------------------
     The Plan shall be administered by the Board of Directors of the Company (the "Board") sitting as a Stock Option Committee (the "Committee")

     2.  Duties and  Powers of  Committee.
         --------------------------------
     The Committee shall conduct the general administration of the Plan in accordance with its provisions. The Committee shall from time to time at its discretion determine to whom Options shall be issued, whether such Options shall be Incentive Stock Options, Nonqualified Stock Options or both, the amount of stock to be optioned in each case, and the terms and conditions pursuant to which each Option shall be granted. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with a purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code to the maximum extent permissible under Section 422. The interpretation and construction by the Committee of any provisions of the Plan or of any Option shall be final.

     3. Majority Rule.
        -------------
     The Committee shall act by a majority of its members in office either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

     4. Compensation; Professional Assistance; Good Faith Actions.
        ---------------------------------------------------------
     Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

III. MANDATORY REQUIREMENTS FOR STOCK OPTIONS.
     ----------------------------------------
     Each Option shall be authorized by action of the Committee and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve and shall comply with the following terms and conditions:

     1. Stock Option Plan, Stock, Eligibility, and Shareholder Approval.
        ---------------------------------------------------------------
     a. Stock Option Plan. Options shall be granted pursuant to the Plan.
        -----------------
     b. Stock. The stock subject to the Options shall. be shares of the Company's authorized but unissued or reacquired Common Stock, no par value ("Common Stock"). The aggregate number of shares which may be issued under Options shall not exceed Two Hundred Fifty Thousand (250,000) shares of Common Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in paragraph 4 of Article IV of the Plan. If any outstanding Option for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may again be subjected to an Option.

     c. Eligibility.
        -----------
          (i) The persons who shall be eligible to receive Incentive Stock Options ("ISO Eligible Individuals") shall be such key employees of the Company as the Committee shall select from time to time. The holder of an Incentive Stock Option (an "Incentive Stock Optionee") may hold more than one Option, but only on the terms and subject to the restrictions hereinafter set forth.
          (ii) The persons who shall be eligible to receive Nonqualified Stock Options shall be such individuals whose participation the Committee determines is in the best interests of the Company.

     d. Shareholder Approval. The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of capital stock of the Company, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is approved by the Board.

     2. Term of Plan.
        ------------
     Subject to Section 9 hereof, Incentive Stock Options may be granted pursuant to the Plan from time to time within ten (10) years from the date the Plan is approved by the Board, or the date the Plan is approved by the holders of a majority of the outstanding shares of capital stock of the Company, whichever is earlier. Nonqualified Stock Options may be granted pursuant to the Plan at any time, and the Plan shall not have any fixed termination date with respect to Nonqualified Stock Options.

     3. Commencement of Exercisability.
        ------------------------------
     Options shall become exercisable at such times and in such installments (which may be cumulative), if any, as the Committee shall provide in the terms of each individual Option; provided, however, that:

     a. By a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.
     b. Unless an Option specifically provides to the contrary, such Option shall immediately become exercisable in full in the event of the consummation of any of the following transactions:
          (i) A merger or acquisition in which the Company is not the surviving entity;
          (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or
          (iii) Any merger in which the Company is the surviving entity but in which fifty percent (50~) or more of the Company's outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

     4. Expiration of Option.
        --------------------
     a. No Option may be exercised to any extent by anyone after the first to occur of the following events:
          (i) The expiration of ten years after the date the Option was granted;

     (ii) Except in the case~ of any of any Optionee who is Permanently Disabled (as defined below), the expiration of three months after the date of the Optionee's Termination of Employment (as defined below) for any reason other than such Optionee's death unless the Optionee dies within such three-month period; (iii) In the case of an Optionee who is Permanently Disabled, the expiration of one year after the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within such one-year period; (iv) The expiration of one year after the date of the Optionee's death. b. Subject to the foregoing provisions of this paragraph 4, the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; provided that the Committee may provide in the terms of such individual Option that said Option expires immediately upon a Termination of Employment for any reason. c. "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or a subsidiary is terminated for any reason, including1 but not by a way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company or a subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422 (a) (2) of the Code and the then applicable regulations and revenue rulings under such section.

     d. "Permanently Disabled" shall mean the inability of the Optionee, while in the employ of the Company and under the age of sixty-five (65) years, to perform the Optionee's duties as such employee of the Company by reason of sickness or accident for a continuous period of more than nine (9) months.

5. Option Agreement.
   ----------------
     Each Option shall be evidenced by a written stock option agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

6. Option Price.
   -------------
     a. Each Option shall state the purchase price of each share of Common Stock subject to the Option (the "Option Price"). The Option Price with respect to any Incentive Stock Option shall be not less than 100% of the fair market value of each share of Common Stock of the Company on the date such Incentive Stock Option is granted. Subject to the foregoing, the Committee shall have full authority and discretion to fix the Option Price.

     b. For the purpose of this paragraph 6, the fair market value of a share of Common Stock of the Company on the date of delivery to the Company's Secretary at his office shall be: (i) the closing price of a share of such class of Stock on the principal exchange on which shares of such class of Stock are then trading, if any, on such date, or, if such shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such class of stock is not traded on an exchange but quoted on NASDAQ or a successor quotation system, (1) the last sale price (if the stock is then listed as a National market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as determined in good faith by the Committee; or (iv) if such stock is not publicly traded, the fair market value established by the Committee.

7. Restrictions on Transfer.
   ------------------------
     a. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during such Optionee's lifetime, only by such Optionee. If an Optionee shall die while in the employ of the Company and shall not have fully exercised any Option, such Option may be exercised, subject to the condition that no Option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that such Optionee's right to exercise such Option had accrued at the time of his death and had not previously been exercised, at any time within one year after such Optionee's death, by the executors or administrators of such Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.
     b. The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deem appropriate.

8. Certain Shareholders Not ISO Eligible Individuals.
   -------------------------------------------------
     The term "ISO Eligible Individual" shall not include an individual who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation. This paragraph 8 of
Article III shall not apply if at the time such Incentive Stock Option is granted the Option Price is at least one hundred ten percent (l0%) of the fair market value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option is by its terms not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. For purposes of determining whether an Optionee owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation, stock owned by other persons and entities shall be attributed to such Optionee by operation of Section 424(d) of the Code.

9. Limitation on Aggregate Fair Market Value.
   -----------------------------------------
     The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time for any ISO Eligible Individual shall not exceed $100,000 during any calendar year, provided that notwithstanding any other provision of the Plan, if the foregoing limitation is exceeded for any calendar year, then the Options first exercisable during such calendar year in excess of such limitation shall be Nonqualified Options.

IV. ADDITIONAL TERMS AND CONDITIONS. The Options shall comply with and be subject to the following additional terms and conditions:

     1. Number of Shares.
        ----------------
     Each Option shall state the number of shares to which it pertains.

     2. Partial Exercise.
        ----------------
     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under paragraph 4 of
Article III or paragraph 4 of this Article IV, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required. to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

     3. Manner of Exercise.
        ------------------
     a. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company's Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under paragraph 4 of Article III or paragraph 4 of this Article IV;

          (i) Notice in writing signed by the Optionee or other person when entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee;
          (ii) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised, or shares of Common Stock owned by the Optionee or other person then entitled to exercise such option or portion, duly endorsed for transfer to the Company with a fair market value (as determined under paragraph 6.b of Article III) on the date of delivery equal to the aggregate Option Price of the shares with respect to which such Option or portion is thereby exercised;
          (iii) Such representations and additional documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop- transfer orders to transfer agents and registrars; and
          (iv) In the event that the Option or portion thereof shall be exercised pursuant to paragraph 7 of Article III by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

     b. For the purpose of this paragraph 3, the fair market value of a share of Common Stock on the date of delivery to the Company's Secretary or his office shall be determined in accordance with Article III, Section 6.b.

     4. Adjustments in Outstanding Options.
        ----------------------------------
     a. If the outstanding shares of the capital stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, or the Company spins off to its shareholders a material amount of its assets, the Committee shall make an appropriate and proportionate adjustment in the number and kind of shares as to which Options may be granted. The Committee shall make a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) but with a corresponding adjustment in the price for each share covered by the Option. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.
     b. Upon the dissolution or liquidation of the Company; or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, the Plan shall terminate, and any Option theretofore granted hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of Options theretofore granted, or the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices; and the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such dissolution, liquidation, reorganization, merger, consolidation or sale of assets, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in paragraphs 3 and 4 of Article III or any installment provisions of such Option.

     c. Adjustments under this paragraph 4 shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive; provided that no Incentive Stock Option shall be adjusted in a manner which causes such Incentive Stock Option to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     5. Rights as a Shareholder.
        -----------------------
     An Optionee or transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in paragraph 4 of this Article IV.

     6. Modification Extension and Renewal of Options.
        ---------------------------------------------
     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan (subject to the condition that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date it is granted), or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. The Committee shall not, however, modify any outstanding Option so as to specify a lower price or accept the surrender of any outstanding Option and authorize the granting of a new Option in substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     7. Investment Purpose.
        ------------------
     Each Option under the Plan shall be granted on the condition that the purchase of Common Stock thereunder shall be for investment purposes only, and not with a view to resale or for sale in connection with any distribution except that in the event the Common Stock subject to such Option is registered under the Securities Act of 1933 as amended, or in the event a resale of such Common Stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     8. Consent of Commissioner of Corporations.
        ---------------------------------------
     No shares shall be issued upon exercise of any Option unless and until the Company shall obtain from the Commissioner of Corporations of the State of California such permit, if any, as may be required authorizing such issuance of shares. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Options, shall pay all original issue and transfer taxes with respect to issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and shall from time to time us~ its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

     9. Securities Act of 1933.
        ----------------------
     a. Notwithstanding anything to the contrary herein, each certificate representing shares issued to an Optionee hereunder, unless they have been registered under the Securities Act of 1933, as amended, shall bear a legend reading substantially as follows:

          "The shares represented by this certificate have been issued in a transaction exempt from the provisions of the Securities Act of 1933, as amended, and consequently no sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a registration under the federal Securities Act of 1933, as amended, with respect to said shares is then in effect or, in the opinion of legal counsel for the corporation, an exemption from registration requirements of such act is then in effect applicable to such shares."
     b. Each Option shall be issued subject to the condition that if at any time the Committee shall determine, in its discretion, that the registration or qualification of the shares covered by the Option under any state or federal law is necessary or desirable, delivery of any shares to the Optionee pursuant to exercise of the Option shall be deferred until such registration or qualification shall have been effected. In the event the Committee determines that such registration or qualification is necessary or desirable, the Company shall, at its expense, take such action as may be required to effect such registration or qualification.

     10. Other Provisions.
         ----------------
     Each Option shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Each Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Incentive Stock Option will be an "incentive stock option" as defined in Section 422 of the Code or to conform to any change in the law.


V. INDEMNIFICATION OF COMMITTEE.
   ----------------------------

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and

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


against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.


VI. AMENDMENT OF THE PLAN.
    ----------------------
     The Committee may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the classes of persons eligible to receive Options, or decrease the price at which Options may be granted. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause Incentive Stock Options issued under it to fail to meet the requirements of incentive stock options as defined in Section 422 of the Code.


VII. APPLICATION OF FUNDS.
     --------------------
     The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.


VIII. NO OBLIGATION TO EXERCISE OPTION.
      --------------------------------
     The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.


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


IX. LIMITATION OF RIGHTS
    --------------------
     1. No Right to an Option.
        ---------------------
     Nothing in the Plan shall be construed to give any person any right to be granted an Option.
     2. No Employment Right.
        -------------------
     Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ an Optionee for any period of time or in any position, or at any particular rate of compensation.

     3. No Rights Granted.
        -----------------
     The grant of any Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its assets or business.

X. EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS.
   --------------------------------------------------------
     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any subsidiary of the Company. Nothing in the Plan shall be construed to limit the right of the Company or any subsidiary of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or any subsidiary of the Company or
(b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not be way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.






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

     Article III, Section l.b, of the 1995 Stock Option Plan was amended on June 24, 1996, to increase the aggregate number of shares which may be issued under Options to 525,000. It was subsequently amended on February 1, 1997, to increase the aggregate number of shares which may be issued under Options to 625,000.






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